Exhibit 3.1

BY-LAWS OF

P&F INDUSTRIES, INC.

(As Amended On July 29, 2010)

ARTICLE I.  OFFICES

SECTION 1.  Principal Office.  The registered office of P&F Industries, Inc. (the “corporation”) shall be located in such place as may be provided from time to time in the Certificate of Incorporation.

SECTION 2.  Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II.  STOCKHOLDERS

SECTION 1.  Annual Meetings.  The annual meeting of the stockholders of the corporation shall be held at such place, within or without the State of Delaware, on such date and at such time as may be determined by the board of directors and as shall be designated in the notice of said meeting.

SECTION 2.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at any place, within or without the State of Delaware, and may be called by resolution of the board of directors, or by the Chairman or the President.  At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the person or persons calling the meeting pursuant to this Section.

SECTION 3.  Notice and Purpose of Meetings.  Notice of the meeting shall be given which shall state the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).  An

affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with § 213(a) of the DGCL and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 4.  Quorum.  The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.   If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman and the stockholders present in person or represented by proxy each separately shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 5.  Order of Business.  At each meeting of the stockholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, the President, shall act as chairman.  The order of business at each meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The chairman shall have the power to adjourn the meeting to another place, if any, date and time.

At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) pursuant to the corporation’s proxy materials with respect to such meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of record of the corporation (the “Proposing Stockholder”) at the time of giving notice as provided in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 5.  For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders. At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the person or persons calling the meeting pursuant to Article II, Section 2 of these by-laws.

For business properly to be brought before an annual meeting by a Proposing Stockholder pursuant to clause (iii) of the foregoing paragraph, (a) the Proposing Stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation, (b) any such business must be a proper matter for stockholder action under Delaware law, and (c) the Proposing Stockholder and the beneficial owner, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Business Proposal Solicitation Statement required by these by-laws.  To be timely, a Proposing Stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation not more than 120 days nor less than 90 days in advance of the one year anniversary of the previous year’s annual meeting of stockholders; provided however, that subject to the last sentence of this paragraph, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Proposing Stockholder to be timely must so be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Proposing Stockholder’s notice.

To be in proper form, such Proposing Stockholder’s notice to the Secretary shall set forth in writing:

(a)           as to any business that the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business; (ii) the reasons for conducting such business at the annual meeting; and (iii) any material interest in such business of the Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(b)           as to as to (i) the Proposing Stockholder giving the notice and (ii) the beneficial owner, if any, on whose behalf the proposal is made (each, a “party”):

1.             the name and address of each such party;

2.             (A) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation, (D) any short interest in any security of the corporation held by each such party (for purposes of this Section 5, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such Proposing Stockholder or such beneficial owner, as the case may be, not later than ten days after the record date for determining stockholders entitled to notice for the meeting to disclose such ownership as of such record date);

3.             any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposal pursuant to Section 14 of the Exchange Act; and

4.             a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry the proposal (such statement, a “Business Proposal Solicitation Statement”).

Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5.  The chairman of an annual meeting shall have the power and the duty to determine whether any business proposed to be brought before the meeting has been made in accordance with the provisions of this Section 5 and, if any proposed business is not in compliance with these by-laws, to declare that such business not properly brought before the annual meeting shall not be presented for stockholder action at the meeting and shall be disregarded.

For purposes of these by-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 5.  Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 6.  Voting Process.  If a quorum is present or represented, all elections shall be determined by a plurality of the votes cast, and for all other matters, the affirmative vote of a majority of the shares of stock present or represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law, by the Certificate of Incorporation or by these by-laws.  Each outstanding share of stock having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  The term, validity and enforceability of any proxy shall be determined in accordance with the DGCL.

SECTION 7.  Record Date.  In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this paragraph at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the board of directors to fix a record date.  The board of directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this paragraph).  If no record date has been fixed by the board of directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE III.  DIRECTORS

SECTION 1.  Powers, Number, Qualification and Term.  The property, affairs and business of the corporation shall be managed by its board of directors, consisting of ninepersons.  The directors shall be elected for three year terms to succeed those whose terms then expire.  If a vacancy shall occur in any class, the director elected to fill that vacancy shall be elected for the remaining term of that class.  The directors shall have the power at any time when a stockholders’ meeting is not in session to increase or decrease their own number by an amendment to these By-Laws.  If the number of directors be increased, the additional directors shall be elected for such terms as shall maintain equality in the annual classes, as nearly as may be practicable.  Vacancies created by an amendment increasing the number of directors may be filled like other vacancies by a majority of the directors in office at that time.  If the number of directors be reduced, the terms of the directors remaining in office need not be changed, but the terms of the directors elected to succeed them shall be changed to the extent necessary to maintain equality in the annual classes, as nearly as may be practicable.  The number of directors shall never be less than three.  Directors need not be stockholders.

SECTION 2.  Quorum.  A majority of the Whole Board, at a meeting duly assembled, shall constitute a quorum for the transaction of business, unless a greater number is required by law, by the Certificate of Incorporation or by these by-laws.  For purposes of these by-laws, the term “Whole Board” shall mean the total number of authorized directorships as set forth in Article III, Section 1 of these by-laws.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.  Vacancies.  In case one or more vacancies shall occur in the board of directors by reason of death, resignation or otherwise, except insofar as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

SECTION 4.  Place of Meetings.  Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware.

SECTION 5.  First Meeting.  The first meeting of each newly elected board of directors shall be held immediately following and at the place of the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing or the attendance of all the directors.

SECTION 6.  Regular Meetings.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

SECTION 7.  Special Meetings.  Special meetings of the board of directors may be called by the Chairman or the President or by the number of directors who then legally constitute a quorum.  Notice of each special meeting shall, if mailed, be addressed to each director at his last known address at least four (4) days prior to the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telephone, telegram, telex, or by facsimile or electronic transmission of the same, or be delivered to him personally, not later than one full day before the date on which such meeting is to be held.

SECTION 8.  Notice; Waiver.  A written waiver of any notice, signed by a director, or waiver by electronic transmission by a director, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such director.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be given by all of the directors.  Members of the board of directors, or of any committee thereof, may participate in a meeting of such board of directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 10.  Action.  Except as otherwise provided by law or in the Certificate of Incorporation or these by-laws, if a quorum is present the affirmative vote of a majority of the members of the board of directors present will be required for any action.

SECTION 11.  Removal of Directors.  Subject to any contrary provisions of law, a director may be removed only for cause, either by affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of directors or by affirmative vote of at least two thirds of the remaining members of the board.  A finding of cause shall be made only upon notice to the director to be removed and opportunity to respond to evidence that the director is unfit to serve.

SECTION 12.  Nominations.  Subject to the rights of the holders of any class or series of stock having a preference over the Class A common stock as to dividends or upon liquidation, nominations for the election of directors may be made at an annual or special meeting of stockholders at which directors are to be elected (i) by or at the direction of the board of directors, or (ii) by any stockholder of record of the corporation (the “Nominating Stockholder”) at the time of the giving of the notice in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12.  For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations at an annual or special meeting of stockholders.

For nominations to be properly brought before an annual or special meeting by a Nominating Stockholder pursuant to clause (ii) of the foregoing paragraph, (a) the Nominating Stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and (b) the Nominating Stockholder and the beneficial owner, if any, on whose behalf any such nomination is made, must have acted in accordance with the representations set forth in the Nominating Solicitation Statement required by these by-laws.

To be timely, a Nominating Stockholder’s notice with respect to an election to be held at an annual meeting of stockholders shall be received by the Secretary at the principal executive offices of the corporation not more than 120 days nor less than 90 days in advance of the one year anniversary of the previous year’s annual meeting of stockholders; provided however, that subject to the last sentence of this paragraph, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Nominating Stockholder to be timely must so be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors made by the corporation at least 10 days before the last day a Nominating Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Nominating Stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Nominating Stockholder’s notice.

To be timely, a Nominating Stockholder’s notice with respect to an election to be held at a special meeting of stockholders shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the seventh day following the date on which public announcement of such meeting is first given to stockholders.  In no event shall an adjournment, or postponement of special meeting for which notice has been given, commence a new time period for the giving of a Nominating Stockholder’s notice.

To be in proper form, such Nominating Stockholder’s notice to the Secretary shall set forth in writing:

(a)           as to each person whom the Nominating Stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

(b)           as to as to (i) the Nominating Stockholder giving the notice and (ii) the beneficial owner, if any, on whose behalf the nomination is made (each, a “party”):

1.                                       the name and address of each such party;

2.             (A) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any Derivative Instrument directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation, (D) any short interest in any security of the corporation held by each such party (for purposes of this Section 12, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten days after the record date for determining stockholders entitled to notice for the meeting to disclose such ownership as of such record date);

3.             any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

4.             a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the Nominating Stockholder or beneficial owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Nominating Stockholder (such statement, a “Nominating Solicitation Statement”).

A person shall not be eligible for election or re-election as a director at an annual or special meeting unless (i) the person is nominated by a Nominating Stockholder in accordance with this Section or (ii) the person is nominated by or at the direction of the board of directors.  The chairman of the meeting shall have the power and the duty to determine whether a nomination has been made in accordance with the procedures set forth in these by-laws and, if any proposed nomination is not in compliance with these by-laws, to declare that such defectively proposed nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

ARTICLE IV.  COMMITTEES

SECTION 1.  Committees.  The Board may, by resolution adopted by a majority of the Whole Board, designate one or more committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as shall be specified in the resolution of the Board designating such committee.  A majority of all the members of such committee may determine its action and fix the time and place of its meeting, unless the Board shall otherwise provide.  The Board shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

SECTION 2.  Procedure; Meetings; Quorum.  Regular meetings of the committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof.  Special meetings of the committees of the Board shall be called at the request of the Chairman or a majority of members thereof.  So far as applicable, the provisions of Article III of these By-laws relating to notice, quorum and voting requirements applicable to meetings of the Board shall govern meetings of the committees of the Board.  Each committee of the Board shall keep written minutes of its proceedings and circulate summaries of such written minutes to the Board before or at the next meeting of the Board.

ARTICLE V.  OFFICERS

SECTION 1.  Number.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman, a President, a Secretary and a Treasurer, none of whom need be a member of the board.  The board of directors may also choose one or more Executive Vice Presidents, one or more vice presidents, assistant secretaries and assistant treasurers.  The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.  Two or more offices may be held by the same person.

SECTION 2.  Compensation.  The salaries or other compensation of all officers of the corporation shall be fixed by the board of directors.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

SECTION 3.  Term; Removal; Vacancy.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer may be removed at any time, with or without cause, by the Affirmative vote of a majority of the Whole Board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

SECTION 4.  Chairman.  The Chairman shall, if one be elected, preside at all meetings of the board of directors, and shall have such other duties as the board of directors may from time to time determine.

SECTION 5.  President.  The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors in the absence of the Chairman, shall have general supervision over the business of the corporation and shall see that all directions and resolutions of the board of directors are carried into affect.

SECTION 6.  Executive Vice President.  The Executive Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.  If there shall be more than one Executive Vice President, the Executive Vice Presidents shall perform such duties and exercise such powers in the absence or disability of the President, in the order determined by the board of directors.  The vice presidents shall in the absence or disability of the President and of the Executive Vice Presidents, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.  If there shall be more than one vice president, the vice presidents shall perform such duties and exercise such powers in the absence or disability of the President and of the Executive Vice President, in the order determined by the board of directors.

SECTION 7.  Secretary.  The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have the authority to affix the same to an instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 8.  Assistant Secretary.  The assistant secretary, if there shall be one, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such powers as the board of directors may from time to time prescribe.

SECTION 9.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

SECTION 10.  Assistant Treasurer.  The assistant treasurer, if there shall be one, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI.  CAPITAL STOCK

SECTION 1.  Form.  Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the DGCL.  Each record holder of stock represented by certificates, upon written request to the transfer agent or registrar of the corporation, shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the board of directors.  Such certificate shall bear the corporation’s seal and shall be signed by the Chairman, the President, an Executive Vice President or vice president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary.  The corporation’s seal and the signatures by corporation officers may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue.  Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.  The corporation shall be permitted to issue fractional shares.

SECTION 2.  Transfer of Shares.  Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws.  Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the corporation shall be marked “Cancelled,” with the date of cancellation, by the secretary or assistant secretary of the corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

SECTION 3.  Lost Certificates.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.  If such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the corporation.

SECTION 4.  Stock List.  The officer who has charge of the stock ledger of the corporation shall, at least ten days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name.  Such list shall be open to the examination of any stockholder for a period of at least ten days prior to the meeting in the manner provided by law.

The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.  This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

ARTICLE VII.  INDEMNIFICATION

SECTION 1.           (a) The corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section.  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not limit the corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a by-law shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

(h) For the purposes of this Section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who in or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified by the board of directors, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs executors and administrators of such a person.

(k) For purposes of this Article the term “corporation” shall include wholly-owned subsidiaries of the corporation.

ARTICLE VIII.  GENERAL PROVISIONS

SECTION 1.  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

SECTION 2.  Fiscal Year.  The fiscal year of the corporation shall be determined, and may be changed, by resolution of the board of directors.

SECTION 3.  Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 4.  Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

SECTION 5.  Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

ARTICLE IX.  AMENDMENTS

SECTION 1.  These by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted by a resolution adopted by a majority of the Whole Board of directors at any regular or special meeting of the board.